Exhibit 24

Power of Attorney

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Netherlands Antilles corporation (the “Corporation”), hereby appoints Jean-Marc Perraud, Frank A. Sorgie and Ellen Summer, and each of them, the true and lawful attorney or attorneys of the undersigned with power to act with or without the others, and with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more registration statements (whether on Form S-8 or such other form as may be required) and any and all amendments (including post-effective amendments) or supplements thereto as may be necessary or appropriate, and any and all exhibits and other documents relating to said registration statements or amendments, with respect to the registration of (i) 9,000,000 shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), to be offered and issued under the Schlumberger Limited 2005 Stock Option Plan and (ii) 6,000,000 shares of Common Stock to be offered and issued under the Schlumberger Limited Discounted Stock Purchase Plan. Said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys.

/s/ Andrew Gould	/s/ André Lévy-Lang
Andrew Gould	André Lévy-Lang
Director	Director
Chairman and Chief Executive Officer	Dated: January 20, 2005
Dated: January 20, 2005

/s/ John Deutch	/s/ Didier Primat
John Deutch	Didier Primat
Director	Director
Dated: January 20, 2005	Dated: January 20, 2005

/s/ Jamie S. Gorelick	/s/ Tore I. Sandvold
Jamie S. Gorelick	Tore I. Sandvold
Director	Director
Dated: January 20, 2005	Dated: January 20, 2005

/s/ Tony Isaac	/s/ Nicolas Seydoux
Tony Isaac	Nicolas Seydoux
Director	Director
Dated: January 20, 2005	Dated: January 20, 2005

/s/ Adrian Lajous	/s/ Linda G. Stuntz
Adrian Lajous	Linda G. Stuntz
Director	Director
Dated: January 20, 2005	Dated: January 20, 2005